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Exhibit 21

Subsidiaries of Fastenal Company.

                                                               Jurisdiction
                                                                     of
Subsidiary name                Doing business as               incorporation
---------------                -----------------               -------------

Fastenal Canada Company               Same                       Minnesota

Fastenal Company Services             Same                       Minnesota

Fastenal Company Purchasing           Same                       Minnesota

Fastenal Company Leasing              Same                       Minnesota

Fastenal  Mexico S. de R.L.
    de C.V.                           Same                         Mexico